The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA









       July 25, 2007

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by Two (2) American Depositary Receipts
representing One (1) Ordinary Share of Anglo
American Plc.
 (Form F-6 File No. 333-13382)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The
Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in par value to U.S $ 0.54.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised par value change for Anglo American Plc.

The Prospectus has been revised to reflect the new par value of U.S. $ 0.54945

 THE COMPANYS PAR VALUE HAS
CHANGED FROM U.S $0.5 TO U.S $ 0.54945

Please contact me with any questions or
comments at 212 815-2187.


Victor Francis
Vice President
The Bank of New York - ADR Division

Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)